UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2015

WISDOM HOMES OF AMERICA, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51225	43-2041643
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Northeast Loop 323
Tyler, TX 75708
(Address of principal executive offices) (zip code)

(800) 727-1024
(Registrant’s telephone number, including area code)

_______________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities.

Carebourn Capital, L.P.

On May 22, 2015, we entered into a Securities Purchase Agreement with Carebourn Capital, L.P. (“Carebourn”), pursuant to which we sold to Carebourn a 10% Convertible Promissory Note in the original principal amount of Twenty Five Thousand Dollars ($25,000) (the “Note”). The Note has a maturity date of February 22, 2016, and is convertible after 180 days into our common stock at a forty two percent (42%) discount from the average of the three (3) lowest trading prices of our common stock, as reported by any exchange upon which our common stock is then traded, for the ten (10) trading days prior to our receipt of notice from the Note holder to exercise this conversion feature. The conversion price shall be subject to a minimum conversion price of $0.0001 per share (the “floor price”). The Note can be prepaid by us at a premium as follows: (a) between 0 and 30 days after issuance – 115% of the principal amount; (b) between 31 and 60 days after issuance – 120% of the principal amount; (c) between 61 and 90 days after issuance – 125% of the principal amount; (d) between 91 and 120 days after issuance – 130% of the principal amount; (e) between 121 and 150 days after issuance – 135% of the principal amount; and (f) between 151 and 180 days after issuance – 140% of the principal amount. There is no right to prepay the Note after 180 days. The purchase and sale of the Note closed on May 22, 2015, the date that the purchase price was delivered to us.

The issuance of the Note was exempt from the registration requirements under the Securities Act of 1933 pursuant to Rule 506 of Regulation D thereof. The purchaser was an accredited and sophisticated investor, familiar with our operations, and there was no solicitation.

LG Capital Funding, LLC

On June 4, 2015, we entered into a Securities Purchase Agreement with LG Capital Funding, LLC (“LG Capital”), pursuant to which we sold to LG Capital an 8% Convertible Promissory Note in the original principal amount of Seventy Eight Thousand Seven Hundred Fifty Dollars ($78,750) (the “Note”). The Note has a maturity date of June 4, 2016, and is convertible after 180 days into our common stock at a forty two percent (42%) discount from the lowest trading price of our common stock, as reported by any exchange upon which our common stock is then traded, for the ten (10) trading days prior to our receipt of notice from the Note holder to exercise this conversion feature. The conversion price shall be subject to a minimum conversion price of $0.0001 per share (the “floor price”), but in the event that the floor price is triggered, the conversion discount shall increase from forty two percent (42%) to fifty two percent (52%), calculated against the floor price. Interest accrued on the Note shall be payable in shares of our common stock, calculated using the same conversion formula. The Note can be prepaid by us at a premium as follows: (a) between 0 and 90 days after issuance – 120% of the principal amount; (b) between 91 and 150 days after issuance – 130% of the principal amount; (c) between 151 and 180 days after issuance – 140% of the principal amount. There is no right to prepay the Note after 180 days. The purchase and sale of the Note closed on June 5, 2015, the date that the purchase price was delivered to us.

The issuance of the Note was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(a)(2) thereof. The purchaser was an accredited and sophisticated investor, familiar with our operations, and there was no solicitation.

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Service Trading Company, LLC

On June 4, 2015, we entered into a Securities Purchase Agreement with Service Trading Company, LLC, (“Service Trading”), pursuant to which we sold to Service Trading an 8% Convertible Promissory Note in the original principal amount of Thirty One Thousand Five Hundred Dollars ($31,500) (the “Note”). The Note has a maturity date of June 4, 2016, and is convertible after 180 days into our common stock at a forty two percent (42%) discount from the lowest trading price of our common stock, as reported by any exchange upon which our common stock is then traded, for the ten (10) trading days prior to our receipt of notice from the Note holder to exercise this conversion feature. The conversion price shall be subject to a minimum conversion price of $0.0001 per share (the “floor price”), but in the event that the floor price is triggered, the conversion discount shall increase from forty two percent (42%) to fifty two percent (52%), calculated against the floor price. Interest accrued on the Note shall be payable in shares of our common stock, calculated using the same conversion formula. The Note can be prepaid by us at a premium as follows: (a) between 0 and 90 days after issuance – 120% of the principal amount; (b) between 91 and 150 days after issuance – 130% of the principal amount; (c) between 151 and 180 days after issuance – 140% of the principal amount. There is no right to prepay the Note after 180 days. The purchase and sale of the Note closed on June 9, 2015, the date that the purchase price was delivered to us.

The issuance of the Note was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(a)(2) thereof. The purchaser was an accredited and sophisticated investor, familiar with our operations, and there was no solicitation.

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Section 9 – Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Securities Purchase Agreement with Carebourn Capital, L.P., dated May 22, 2015.

10.2	Convertible Promissory Note with Carebourn Capital, L.P., dated May 22, 2015.

10.3	Securities Purchase Agreement with LG Capital Funding, LLC, dated June 4, 2015.

10.4	Convertible Promissory Note with LG Capital Funding, LLC, dated June 4, 2015.

10.5	Securities Purchase Agreement with Services Trading Company, LLC, dated June 4, 2015.

10.6	Convertible Promissory Note with Services Trading Company, LLC, dated June 4, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wisdom Homes of America, Inc.

Dated: June 10, 2015	By:	/s/ James Pakulis
	Name:	James Pakulis
	Its:	President and Chief Executive Officer

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